UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 22, 2006) March 27, 2006

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-17570886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor
Boston, Massachusetts 02210
(Address of Principal executive offices, including  Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement.

Merger Agreement

On March 22, 2006, National Mentor Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NMH Holdings, LLC (“Purchaser”) and NMH Mergersub, Inc., a wholly-owned subsidiary of Purchaser (“PurchaserSub”).  Purchaser is owned by Vestar Capital Partners V, L.P.  The Merger Agreement has been approved by the Company’s stockholders and the merger is currently expected to close in June of 2006.

The Merger Agreement contemplates that PurchaserSub will be merged with and into the Company and, other than shares of common stock of the Company held by Purchaser and shares held by persons who have perfected their appraisal rights under Delaware law, each outstanding share of common stock of the Company will be converted into the right to receive cash, without interest in accordance with the terms of the Merger Agreement.  At the effective time of the merger, each outstanding option to purchase the Company’s common stock will be converted into the right to receive cash, less the amount of the applicable exercise price.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among others, existence and power, authorization, non-contravention, capitalization, the absence of certain changes in the Company’s business, accuracy of the Company’s financial statements, the absence of undisclosed liabilities, litigation, material contracts and customers.  The Company has also agreed to certain pre-closing covenants regarding the merger and the operation of the business prior to the consummation of the merger, including (i) conducting the business of the Company in the ordinary course, (ii)  refraining from taking certain extraordinary actions without Purchaser’s prior consent and (iii) assisting Purchaser with its debt financing and the tender offer and consent solicitation described below.  The representations and warranties of the Company do not survive the closing of the merger.

Consummation of the merger is subject to various customary conditions, including, the expiration or termination of the required waiting period under the Hart Scott Rodino Antitrust Improvements Act, the absence of certain legal impediments to the consummation of the merger, the performance in all material respects of the Company’s and Purchaser’s obligations under the Merger Agreement and the representations and warranties of the Company and Purchaser being true and accurate, except, in the case of most representations and warranties, as would not reasonably be expected to have a material adverse effect.

Purchaser has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions. The Merger Agreement provides that, under specified circumstances, the Merger Agreement may be terminated upon a material breach by the Company or Purchaser and, after June 30, 2006, the Company or Purchaser may terminate the Merger Agreement if the merger has not been consummated.  Under certain circumstances, if the Merger Agreement is terminated Purchaser may be required to pay a termination fee to the Company.

In connection with the closing of the merger, Purchaser will seek to refinance the Company’s existing Senior Secured Term Loan B and Senior Secured Revolving Credit Facility, and may cause the Company to commence a tender offer and consent solicitation with respect to the 9 5/8% Senior Subordinated Notes due 2012, of the Company’s wholly-owned subsidiary National Mentor, Inc.  The Company will commence the tender offer and consent solicitation at Purchaser’s request on terms and conditions agreed between the Company and Purchaser.  An offer to purchase and related materials regarding the tender offer and consent solicitation will be furnished to the holders of the Notes at the appropriate time.

Some of the matters discussed in this Form 8-K may constitute forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  These statements are only predictions. Actual events or results may differ materially.  While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors” and other cautionary statements in our filings with the Securities and Exchange Commission at www.sec.gov.  We are under no duty to update any of the forward-looking statements.  There can be no assurance that statements made in this Form 8-K relating to future events will be achieved.

Item 8.01 Other Events.

On March 22, 2006, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued March 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Denis M. Holler
Date: March 27, 2006	Name: Denis M. Holler
Title: Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 22, 2006.